REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 3, 2007, by and between HT Prostate Therapy Management Company, LLC (the “Purchaser”) and EDAP TMS S.A. (the “Company”).

This Agreement is made pursuant to the Agreement and Release, dated as of the date hereof, by and among the Purchaser, the Company, EDAP S.A., and Technomed Medical Systems S.A. (the “Release Agreement”).

The Company and the Purchaser hereby agree as follows:

1.                Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Release Agreement shall have the meanings given such terms in the Release Agreement. As used in this Agreement, the following terms shall have the following meanings:

“ADR” means an American Depositary Receipt evidencing one or more American Depositary Shares (each, an “ADS”), with each ADS representing one share of Common Stock.

“Advice” shall have the meaning set forth in Section 6(e).

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Blackout Period” shall have the meaning set forth in Section 6(d).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Lyons, France, are open for the general transaction of business.

“Common Stock” means the ordinary shares of the Company, par value €0.13 per share.

“Commission” means the United States Securities and Exchange Commission.

“Company” shall have the meaning set forth in the first paragraph hereof.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

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“Filing Date” means, with respect to the Registration Statement required hereunder, the 30th calendar day following the issuance of the Shares to Purchaser.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Losses” shall have the meaning set forth in Section 5(a).

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(c).

“Person” means an individual, corporation, partnership, limited liability company or any other legal entity.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in a Registration Statement as of the date of first use of such prospectus, supplemented by any and all prospectus supplements and as amended by any and all amendments including post-effective amendments, and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser” shall have the meaning set forth in the first paragraph hereof.

“Registrable Securities” means all of (i) the Shares and the ADSs into which such Shares may be converted and (ii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and the ADSs into which such shares may be converted. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); (B) such security becoming eligible for sale by the holder pursuant to Rule 144(k) under the Securities Act; or (C) such security having been sold by Purchaser in a transaction not subject to the registration requirements of the Securities Act.

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“Registration Statement” means a registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, but excluding any registration statement on Form F-6 under the Securities Act.

“Release Agreement” shall have the meaning set forth in the second paragraph hereof.

“Required Effective Date” shall have the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Tolling Event” shall have the meaning set forth in Section 2(a).

“Trading Day” means (i) a day on which the ADSs are listed or quoted and traded on their primary Trading Market (other than the OTC Bulletin Board), or (ii) if the ADSs are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the ADSs are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the ADSs are not quoted on any Trading Market, a day on which the ADSs are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the ADSs are not listed or quoted and traded as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock (or related American Depositary Shares) is listed or quoted for trading on the date in question.

2.	Registration.

(a)          On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous, non-underwritten basis for all cash consideration pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the parties may reasonably agree. The Registration Statement shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith). Subject to the terms of this Agreement, the Company shall use its reasonably best efforts to cause the Registration Statement to be declared effective under the Securities Act on or prior to the earlier of (i) the 90th calendar day following the date hereof (the 120th calendar day in the event of a full review by the Commission); and (ii) the 10th day after the Commission advises the Company that the Registration Statement will not be reviewed or the Commission has no further comments on the Registration Statement (the “Required Effective Date”). The Company shall use its reasonably best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (the “Effectiveness Period”) (i) the two year anniversary of the date that the Registration Statement is declared effective by the Commission, and (ii) the date on which there are no more Registrable Securities or all Registrable Securities covered by such Registration Statement have been sold; provided, that if the Company is not then eligible to register for resale the Registrable Securities on Form F-3 to comply with its registration rights obligations hereunder, the Effectiveness Period shall be the earlier of (x) the date on which there are no more Registrable Securities or all Registrable Securities covered by such Registration Statement have been sold or (y) the date that is 180 days following the date that such Registration Statement is declared effective by the Commission (or if there occurs any Blackout Periods, Events, or restrictions on selling Registrable Securities under Section 6(d) or (e) (any such occurrence, a “Tolling Event”) during such 180-day period, such 180-day period shall be tolled during the continuation of such Tolling Event and the days during the continuation of such Tolling Event shall be excluded when calculating the number of days in such 180-day period). The Company shall request the Commission to declare a Registration Statement effective as of 5:00 pm Eastern Time on a Business Day. The Company shall, as soon as reasonably practicable, notify the Purchaser via facsimile and electronic mail of the effectiveness of a Registration Statement. The Company shall, on the Business Day after the date of such effectiveness (such effective date, the “Effective Date”), file a 424(b) prospectus with the Commission if a 424(b) prospectus is required to be filed

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under Commission rules and regulations. The Prospectus shall be filed no later than 9:30 am Eastern Time on the Business Day after the Effective Date.

(b)          If after the Required Effective Date, (i) a Registration Statement for any reason is not or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (ii) Purchaser is not permitted to utilize the Prospectus therein to resell such Registrable Securities, in either case for 30 consecutive calendar days or more than an aggregate of 90 calendar days (which need not be consecutive) during any 12-month period (any such event being referred to as an “Event”, and the date on which such 30 or 90 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date until the applicable Event is cured, the Company shall pay to Purchaser an amount in cash as partial liquidated damages and not as a penalty, equal to $6,000; provided, that such liquidated damages shall not, taking into account all payments of liquidated damages paid in connection with any Event hereunder, exceed $60,000. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. This liquidated damage provision shall be the sole and exclusive remedy for any Event; provided, that Purchaser shall be entitled to its rights hereunder and under applicable law for any acts or omissions of the Company that violate any other provision of this Agreement.

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)          Not less than five (5) Business Days prior to the filing of a Registration Statement or, where practicable, any related Prospectus or any amendment or supplement thereto, furnish to the Purchaser copies of all such documents proposed to be filed, which documents (including documents incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Purchaser shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Business Days after the Purchaser has been so furnished copies of such documents.

(b)          (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) subject to the last sentence of Section 3(i) and Section 6(d) hereof, cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any

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comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible, (A) provide the Purchaser with notice in writing that correspondence relating to a Registration Statement has been received from or sent to the Commission and (B) upon request, provide the Purchaser true and complete copies of all correspondence from and to the Commission relating to a Registration Statement, provided Purchaser agrees to keep such information confidential and to not trade in the Common Stock or ADSs until any material non-public information contained in such correspondence is publicly released by the Company or the Commission.

(c)          Notify the Purchaser as promptly as reasonably possible: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to Purchaser upon request provided Purchaser agrees to keep such information confidential and to not trade in the Common Stock or ADSs until any material non-public information contained in such information is publicly disclosed); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose known to the Company; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that Purchaser agrees to keep such information confidential and to not trade in the Common Stock or ADSs until it is publicly disclosed).

(d)          Use its reasonably best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement,

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or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)          To the extent reasonably requested by Purchaser, furnish to Purchaser, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, however that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f)           Promptly deliver to Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as Purchaser may reasonably request in connection with resales of Registrable Securities; provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company; and provided, further that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c) or as otherwise provided herein.

(g)          Prior to any resale of Registrable Securities by Purchaser, use its reasonably best efforts to register or qualify or cooperate with the Purchaser in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Purchaser under the securities or Blue Sky laws of such jurisdictions within the United States as Purchaser reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)          If reasonably requested by Purchaser, cooperate with Purchaser and The Bank of New York, as depositary (the “Depositary”) under the Deposit Agreement dated as of July 31, 1997 among the Parent Corporation, the Depositary and the owners and beneficial owners of ADRs from time to time, to facilitate the timely preparation and delivery of ADR certificates representing Registrable Securities in the form of ADSs to

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be delivered to a transferee pursuant to a Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as Purchaser may request.

(i)           Subject to the last sentence of this Section 3(i), upon the occurrence of any event set forth in Section 6(d)(iii)(I), 6(d)(iv) or 6(d)(v), as promptly as reasonably possible (and, in the case of the occurrence of an event described in Section 3(i)(i) below or Section 6(d)(iii)(I), no later than the 30th day following the date the relevant financial statements are required to be included in the Registration Statement or any Prospectus to keep the Registration Statement continuously effective during the Effectiveness Period), prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference, (i) for a period not to exceed 30 days after the date the below-described financial statements are required to be included in the Registration Statement or any Prospectus to keep the Registration Statement continuously effective for the Effectiveness Period if any action by the Company or the passage of time would require the inclusion in the Registration Statement or any Prospectus of financial statements that have not yet been prepared by the Company and/or reviewed or audited, as the case may be, by the Company’s independent accountants, or (ii) during a Blackout Period if (x) any action by the Company pursuant to this Section 3(i) would violate applicable law or (y) (A) an event (other than as set forth in Section 6(d)(iii)(I)) occurs and is continuing as a result of which a Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) (1) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed in any relevant jurisdiction.

(j)           Comply in all material respects with all applicable rules and regulations of the Commission and, to the extent any action may be required, use its commercially reasonable efforts to cause all Registrable Securities in the form of ADSs to be listed on a Trading Market.

(k)          The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any Free Writing Prospectus in

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connection with the Registration Statement covering Registrable Securities, without first having provided a copy thereof to the Purchaser.

4.          Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Purchaser), (ii) printing expenses, if any (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by Purchaser), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or any legal fees or other costs of the Purchaser.

5.	Indemnification

(a)          Indemnification by the Company. The Company shall, and hereby does notwithstanding any termination of this Agreement, indemnify, defend and hold harmless Purchaser and HealthTronics, and the officers, directors, members, partners, and employees of each of them and each Person who controls Purchaser or HealthTronics (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, (collectively, “Losses”), as incurred, to the extent arising out of or relating to, any untrue or alleged untrue statement of a material fact contained or incorporated by reference in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or Issuer Free Writing Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus, preliminary

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prospectus or Issuer Free Writing Prospectus, or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, but only to the extent, that (i) such untrue statements or omissions were not based upon information regarding Purchaser furnished in writing to the Company by Purchaser, (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii) – (v), the Purchaser used an outdated or defective Prospectus or Issuer Free Writing Prospectus where the Company has failed to notify Purchaser in writing that the Prospectus or Issuer Free Writing Prospectus is outdated or defective or (iii) in the case of any use of a Registration Statement during any Blackout Period, the Company has failed to notify Purchaser in writing of such Blackout Period. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)          Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Company, its directors, officers, members, partners, and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or relating to: (x) Purchaser’s failure to comply with the prospectus delivery requirements of the Securities Act, (y) any violations or alleged violations by Purchaser of the Securities Act, the Exchange Act, any other law, including without limitation, any state securities laws, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (z) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or Issuer Free Writing Prospectus or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Purchaser to the Company specifically for inclusion in such Registration Statement, Prospectus or Issuer Free Writing Prospectus or (ii) to the extent that (1) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by Purchaser of an outdated or defective Prospectus or Issuer Free Writing Prospectus after the Company has notified Purchaser in writing that the Prospectus or Issuer Free Writing Prospectus is outdated or defective and prior to the receipt by Purchaser of the Advice contemplated in Section 6(e) or (2) any use of a Registration Statement during any Blackout Period after the Company has notified Purchaser in writing of such Blackout Period. In no event shall the liability of Purchaser hereunder be greater in amount than the dollar amount of the net proceeds

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received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing. The terms of Section 10.3 of the Release Agreement shall govern the rights and obligations of the Indemnified Party and Indemnifying Party in respect of the conduct of such Proceeding.

(d)          Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by Purchaser. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The parties to this Agreement hereby acknowledge that they are sophisticated

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business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 5, and are fully informed regarding said provisions. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 5 and further agree not to attempt to assert any such defense.

6.	Miscellaneous

(a)          Remedies. In the event of a breach by the Company or by Purchaser of any of their obligations under this Agreement, Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the Company and Purchaser agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)          No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Purchaser in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities or any securities subject to the registration rights agreement dated as of July 27, 2006 by and among the Company and the investors signatory thereto, without the consent of the Purchaser.

(c)          Free Writing Prospectuses. Purchaser represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock without the prior written consent of the Company. Any such Free Writing Prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”

(d)          Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Purchaser a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company notifying the Purchaser of:

(i)           the issuance (or threat of issuance) by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose or that any Registration Statement has otherwise ceased to be effective;

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(ii)          the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(iii)        the discovery or happening of any event that (I) would require the inclusion in the Registration Statement or any Prospectus of financial statements that have not yet been prepared by the Company and/or reviewed or audited, as the case may be, by the Company’s independent accountants, or (II) requires the making of any changes in any Registration Statement or any Prospectus so that, as of such date, the statements therein do not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and where disclosing such happening or event (A) would violate applicable law or (B) (1) the Company determines in good faith that the disclosure of such event (other than an event described in Section 6(d)(iii)(I)) at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed in any relevant jurisdiction;

(iv)         the discovery or happening of any other event that requires the making of any changes in any Registration Statement or any Prospectus so that, as of such date, the statements therein do not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which advice shall be accompanied by an instruction to suspend the use of such Prospectus until the requisite changes have been made); and

(v)          the Company’s reasonable determination that the post-effective amendment to any Registration Statement would be appropriate.

Immediately after the transmission of a Suspension Certificate by the Company, the Company may, in its sole discretion, require Purchaser to refrain from selling or otherwise transferring or disposing of any Registrable Securities for a specified period of time that is customary under the circumstances (a “Blackout Period”).

(e)          Discontinued Disposition. Purchaser agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c) or upon receipt of notice of the commencement of any Blackout Period, Purchaser will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or

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deemed to be incorporated by reference in such Prospectus or Registration Statement; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f)           Prospectus Delivery. Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(g)          Short Selling. Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance, and agrees with the Company that neither it nor any of its Affiliates shall engage in any such activity.

(h)          Additional Information. Purchaser shall furnish in writing to the Company such information regarding Purchaser and the distribution proposed by Purchaser (as agreed with the Company) as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Purchaser agrees to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(i)           Purchaser Status. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an affiliate (as defined under Rule 144) of such a registered broker-dealer.

(j)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and, together with the Release Agreement, is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Release Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

(k)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Purchaser.

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(l)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Release Agreement.

(m)         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

(n)          No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that conflicts with the provisions hereof.

(o)          Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(p)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Release Agreement.

(q)          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(r)           No Third-Party Beneficiary. Except as set forth in Section 5, the provisions of this Agreement are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party.

(s)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

EDAP TMS S.A.

By:        /s/ MARC OCZACHOWSKI
Name:  Marc Oczachowski
Title: Chief Executive Officer

HT PROSTATE THERAPY MANAGEMENT COMPANY, LLC

By:        /s/ JAMES WITTENBURG
Name:  James Wittenburg
Title: Vice President

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